Exhibit 99.1

BOB EVANS REPORTS FISCAL 2016 SECOND-QUARTER RESULTS; BOARD APPROVES $100 MILLION INCREASE IN CURRENT SHARE REPURCHASE AUTHORIZATION

•	Q2 2016 net sales total $325.0 million. GAAP net income of $0.29 per diluted share, non-GAAP net income(1) of $0.41 per diluted share, representing increases of 16 percent and 14 percent, respectively. GAAP consolidated operating income increased nearly 27 percent and non-GAAP consolidated operating income increased 19 percent compared to the prior-year period

•	Company reaffirms fiscal year 2016 non-GAAP diluted EPS guidance range of $1.85 to $2.00

•	BEF Foods’ Q2 2016 non-GAAP operating income increases 176 percent compared to the prior-year period. Retail pounds sold increase 12.6 percent. Refrigerated side dish products comprised more than 50 percent of total pounds sold, an historic high

•	Bob Evans Restaurants’ Q2 2016 non-GAAP operating income declines 34 percent compared to the prior-year period. New menu and products being introduced to drive sales and profit growth

•	Company repurchased $44.4 million (1.0 million shares) during Q2 2016 and $27.0 million (0.6 million shares) during Q3 through November 30, 2015, bringing fiscal 2016 share repurchases to $131.9 million (2.9 million shares)

•	Board approves $100 million increase in share repurchase authorization to $250 million, from $150 million previously

•	Board approves a 9.7 percent quarterly dividend increase to $0.34 per share payable on December 14, 2015, to stockholders of record at the close of business on November 30, 2015

NEW ALBANY, Ohio – December 1, 2015 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2016 second quarter ended Friday, October 23, 2015. On a GAAP basis, the Company reported net income of $6.4 million, or $0.29 per diluted share, compared with net income of $6.0 million, or $0.25 per diluted share, in the corresponding period last year. On an adjusted basis(1), non-GAAP net income was $9.2 million, or $0.41 per diluted share, compared with net income of $8.6 million, or $0.36 per diluted share, in the corresponding period last year.

Second quarter fiscal 2016 commentary

Executive Chairman Doug Benham said, “Our teams continue focusing their efforts on improvements in both of our businesses and execution of strategic initiatives. BEF Foods had another successful quarter with double-digit pounds sold percentage gains in both refrigerated dinner side dishes and sausage and is poised for a strong holiday selling season.

“At Bob Evans Restaurants, second-quarter same-store sales performance did not meet our expectations. Turnarounds are often choppy, and our second quarter restaurant sales results reflect that. We continue testing and evaluating promotional and menu strategies to drive sustainable and profitable sales growth. We are committed to the overall strategy we outlined last quarter: improving the quality of our food offerings; lowering overall discounting that was historically used to drive transactions; and optimizing our menu design and investments in labor to deliver a better guest experience. We recently relaunched a more profitable three-course dinner platform system-wide to address weakness at dinner; began rolling out further product enhancements to our breakfast menu, including a new coffee blend and improved hot cakes and omelets; and introduced Broasted® Chicken Tenders in our restaurant locations where the Broasted Chicken platform has been rolled out (55% of system). All of these actions are designed to drive increased transactions and sales gains by elevating our food quality and guest experience.

“At the corporate level, we identified an additional $5 million of cost savings opportunities during the second quarter; bringing expected fiscal 2016 savings to nearly $20 million, equating to an annual savings rate of $28 million. We also completed a $51.6 million sale-leaseback transaction of two BEF Foods manufacturing facilities and are progressing with the previously announced initiatives to monetize our corporate headquarters and up to $200 million of restaurant properties. During the quarter, we also amended our credit facility to enable the sale-leaseback of the restaurant properties and eliminate the $150 million limit on fiscal 2016 share repurchases.

Benham concluded, “We remain confident in the continued success of BEF Foods and our expectations for a turnaround of Bob Evans Restaurants. This confidence is reflected not only in our reaffirmation of fiscal 2016 earnings guidance, but by recent board approval of a $100 million increase in the Company’s share repurchase authorization and a 9.7% increase in the quarterly dividend. We were also pleased to announce two weeks ago that effective January 1, 2016, Saed Mohseni will join Bob Evans Farms to assume the role of president and chief executive officer. Saed brings a strong track record as a restaurant operator with an intense focus on raising the quality of the overall guest experience. Saed’s passion and more than 30 years of experience in these areas will be critical enablers of Bob Evans Restaurants’ turnaround and continued profitable growth at BEF Foods. On behalf of Bob Evans’ board, management, and team members, I welcome Saed to Bob Evans.”

Chief Administrative Officer and Chief Financial Officer Mark Hood said, “We posted strong operating results at BEF Foods for the fourth consecutive quarter. BEF Foods’ non-GAAP operating income increased 176 percent to $17.6 million. This increase is a result of a 12.6 percent increase in retail pounds sold, with double-digit growth in both our refrigerated side dish and sausage categories, combined with lower sow costs net of trade ($3.4 million) and improved plant operating efficiencies. We are on track with our key initiatives in fiscal 2016, including ERP implementation in our plants and the expansion of our refrigerated side-dish manufacturing facility. We look forward to further leveraging the momentum we have created at BEF Foods.

“Bob Evans Restaurants remains in the early innings of its turnaround as we continue to focus on opportunities to drive profitable transaction growth. Our teams continue to better manage food, labor, and other operating costs. We believe continued evolution of our discounting practices and value positioning through an improved menu and new product news, along with a shift in marketing spend from broadcast media to local and digital media, will improve sales and profits.”

Second-quarter fiscal 2016 Bob Evans Restaurants segment summary

Bob Evans Restaurants’ net sales were $230.7 million, a decline of $10.4 million, or 4.3 percent, compared to net sales of $241.2 million in the corresponding period last year. Same-store sales declined 3.2 percent in the quarter, with the balance of the net sales decline due to net restaurant closures. Bob Evans closed two restaurants during the second quarter, for a total of 20 fiscal 2016 restaurant closures year-to-date.

Same-Store Sales (SSS) Restaurants	August	September	October	2Q FY ’16
540	-1.3%	-3.8%	-4.4%	-3.2%

Bob Evans Restaurants’ GAAP operating income was $13.3 million, compared to $20.6 million in the corresponding period last year. Bob Evans Restaurants’ non-GAAP operating income was $13.6 million, compared to $20.8 million in the prior year, a decline of $7.1 million. The decline resulted from approximately $3.6 million of sales deleverage combined with the net impact of a $0.3 million increase in food cost rate, primarily as a result of higher egg prices (an approximate $2 million impact); a $2.7 million increase in labor and benefit cost rate driven primarily by increased average wage rates and health insurance costs, net of direct labor hours savings; a $0.8 million increase in other operating expenses driven by increased repair and maintenance and service contract expenses, net of lower occupancy and utility costs; a $0.5 million decline in S,G&A; a $0.1 million decline in depreciation expense; and $0.3 million of costs related to restaurant impairment.

Second-quarter fiscal 2016 BEF Foods segment summary

BEF Foods’ net sales were $94.3 million, an increase of $2.2 million, or 2.3 percent, compared to $92.1 million in the corresponding period last year. Overall, total pounds sold increased 5.1 percent compared to the prior-year period. From a net sales perspective, a 15.1 percent increase in sausage pounds sold and a 14.2 percent increase in side-dish pounds sold were partially offset by a $3.2 million increase in trade spending (reduces net sales), as well as a 26.8 percent decline in foodservice pounds sold.

BEF Foods’ GAAP operating income was $14.0 million, compared to $6.4 million in the year ago period. BEF Foods’ non-GAAP operating income was $17.6 million, compared to $6.4 million in the prior year, an improvement of $11.2 million. The improvement resulted from approximately $6.5 million of favorable sales mix, $3.4 million of net sow cost favorability, and $1.3 million resulting from sales leverage and plant efficiencies partially offset by increased advertising and S,G&A.

Second-quarter fiscal 2016 Corporate and Other summary

Corporate and Other’s GAAP operating costs were $15.9 million, compared to $18.0 million in the year ago period. Corporate and Other’s non-GAAP operating costs were $15.9 million, compared to $14.2 million in the prior year, an increase of $1.6 million due to $0.7 million of increased S,G&A costs associated primarily with losses related to deferred compensation plan investments and ERP support costs, partially offset by cost savings initiatives; and $0.9 million resulting from increased depreciation and amortization expense related primarily to ERP capital expenditures.

Second-quarter fiscal 2016 net interest expense – The Company’s non-GAAP net interest expense was $2.4 million in the second quarter, a decline of $0.3 million, compared to $2.7 million in the corresponding period last year. The borrowing rate on the Company’s outstanding debt was 1.95 percent at the end of the second quarter, compared to 2.16 percent at the end of the comparable prior-year period.

Second-quarter fiscal 2016 taxes – The Company’s provision for income taxes is based on a current estimate of the annual effective income tax rate adjusted to reflect the impact of discrete items. The Company recognized GAAP tax expense of 24.8 percent for the second quarter, as compared to 11.3 percent for the prior-year period. The increase in the tax rate was driven primarily by discrete items booked in the second quarter of fiscal year 2015 related to the work opportunity tax credit and officers life insurance proceeds. This increase impacted second-quarter diluted non-GAAP earnings per share by approximately $0.08. Year-to-date, the Company recognized GAAP tax expense of 24.6 percent, as compared to 4.5 percent for the prior-year, equating to a diluted non-GAAP earnings per share impact of approximately $0.14. The non-GAAP tax rate was approximately 28 percent for the second quarter, reflecting the Company’s annual non-GAAP estimated tax rate.

Second-quarter fiscal 2016 balance sheet highlights – The Company’s cash balance and revolver borrowings at the end of the second quarter of fiscal 2016 were $5.4 million and $471.4 million, respectively, compared to $3.7 million and $465.0 million, respectively, in the prior year. The Company was in compliance with its debt covenants at the end of the second quarter. The increase in borrowings was primarily the result of the Company’s $44.4 million share repurchase activity during the second quarter, partially offset by increased net income, lower capital expenditures, and other changes in operating cash flow. The Company’s leverage ratio as defined in its credit agreement was 3.12 at the end of the quarter, down from 3.22 in the prior quarter, and 3.81 in the prior-year period.

Fiscal year 2016 outlook

Chief Administrative Officer and Chief Financial Officer Mark Hood said, “While we are reaffirming our fiscal 2016 diluted non-GAAP EPS guidance range of $1.85 to $2.00, our underlying assumptions have changed. BEF Foods’ expected performance has increased, and we have identified additional fiscal 2016 cost savings opportunities. However, favorability in those areas is offset by lower than expected same-store sales performance at Bob Evans Restaurants as we continue to execute the turnaround in a macroeconomic environment where consumer spending appears to have slowed and competitive promotional activity is becoming more prevalent.

“As noted previously, our guidance includes the estimated impact of monetization of our headquarters building and select industrial properties, but does not include the impact of a potential restaurant real estate transaction.”

Summary of performance drivers: fiscal 2016 guidance versus fiscal 2015

	1Q (actual)	2Q (actual)	3Q	4Q	Full Year
sss% 2016 (guidance)	-0.3%	-3.2%	negative low-single digits	negative low-single digits	-2.5% to -1.0%
sss% 2015 (actual)	-2.0%	0.0%	3.8%	2.1%	0.9%
sow costs (per hundredweight) 2016 (guidance)	$38.75	$53.31	$57	$60	$53
sow costs (per hundredweight) 2015 (actual)	$87.87	$78.82	$67.79	$43.02	$69.41

Guidance Metric	FY ‘16
Consolidated net sales	approximately $1.35 billion
Bob Evans Restaurants same-store sales	-2.5% to -1.0 percent
Bob Evans Restaurants commodity pricing	approximately 3.5% (including eggs)
BEF Foods net sales	$380 to $390 million
Capital expenditures	$78 to $82 million
ERP implementation (included in S,G&A)	$2.0 to $2.5 million
Depreciation and amortization	$81 to $84 million
Net interest expense	$11 to $12 million
Tax rate	27.5% to 28.5%
Diluted weighted-average share count	21.8 million shares
Non-GAAP earnings per diluted share	$1.85 to $2.00

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2015 Annual Report on Form 10-K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call

The Company will host a conference call to discuss its second-quarter fiscal 2016 results at 10 a.m. (ET) on Wednesday, December 2, 2015. The dial-in number is (855) 468-0551, access code 77827034. A replay will be available at (800) 585-8367, access code 77827034.

A simultaneous webcast will be available at http://investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(1)	Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to monitor and evaluate the ongoing performance of the Company. The Company believes the additional measures are useful to investors for financial analysis. Excluding these items reflects operating results that are more indicative of the Company’s ongoing operating performance and improve comparability to prior periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations to the applicable GAAP financial measures are included in the attached schedules.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Any strategic transaction with respect to our headquarters or a portion of our restaurant real estate remains subject to evaluation by the Board and there can be no assurance if and when any such transaction will be undertaken or consummated. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the second fiscal quarter (October 23, 2015), Bob Evans Restaurants owned and operated 547 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Broasted® is a registered trademark of The Broaster Company, LLC.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954

BOBE–E

Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.

Earnings Release Fact Sheet (unaudited)

Second quarter Fiscal 2016, three months ended October 23, 2015, compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	October 23, 2015	October 24, 2014	October 23, 2015	October 24, 2014	October 23, 2015	October 24, 2014
Operating Income (Loss) as Reported
Bob Evans Restaurants	$13,323	$20,627
BEF Foods	13,997	6,356
Corporate and Other	(15,886)	(17,971)

Operating Income	11,434	9,012
Net interest expense	2,883	2,203

Income Before Income Taxes	8,551	6,809
Provision for income taxes	2,120	770

Net Income as reported	6,431	6,039	$0.29	$0.26	$0.29	$0.25

Adjustments
Bob Evans Restaurants
Severance/Restructuring	318	—
Activism, Strategic Initiatives and Other	—	137

	318	137
BEF Foods
Loss on Sale of Assets	3,606	—
Activism, Strategic Initiatives and Other	—	17

	3,606	17
Corporate and Other
Activism, Strategic Initiatives and Other	—	3,725

	—	3,725
Total adjustments
Severance/Restructuring	318	—
Loss on Sale of Assets	3,606	—
Activism, Strategic Initiatives and Other	—	3,879

	3,924	3,879
Non-GAAP operating income (loss)
Bob Evans Restaurants	13,641	20,764
BEF Foods	17,603	6,373
Corporate and Other	(15,886)	(14,246)

Total non-GAAP operating income	15,358	12,891
Adjustments to net interest expense	(480)	458

Non-GAAP net interest expense	2,403	2,661

Non-GAAP Income Before Taxes	12,955	10,230
Adjustments to income tax provision	1,636	835

Non-GAAP Provision for Income Taxes	3,756	1,605

Non-GAAP Net Income	$9,199	$8,625	$0.42	$0.37	$0.41	$0.36

Weighted Average Shares Outstanding			22,115	23,509	22,233	23,735

Second quarter Fiscal 2016, three months ended October 23, 2015, compared to the corresponding period a year ago:

(in thousands)	Three Months Ended
	Consolidated Results				Bob Evans Restaurants
	October 23, 2015	% of Sales	October 24, 2014	% of Sales	October 23, 2015	% of Sales	October 24, 2014	% of Sales
Operating income as reported

Net Sales	$325,021		$333,279		$230,741		$241,151
Cost of sales	102,709	31.6%	116,012	34.8%	61,725	26.8%	64,165	26.6%
Operating wage and fringe benefit expenses	104,403	32.1%	105,613	31.7%	93,460	40.4%	94,834	39.3%
Other operating expenses	56,181	17.3%	54,195	16.3%	42,984	18.6%	42,290	17.5%
Selling, general and administrative expenses	29,902	9.2%	28,972	8.7%	5,433	2.4%	5,572	2.3%
Depreciation and amortization expense	20,107	6.2%	19,475	5.8%	13,531	5.9%	13,663	5.7%
Impairments	285	0.1%	—	—%	285	0.1%	—	—%

Total as reported	11,434	3.5%	9,012	2.7%	13,323	5.8%	20,627	8.6%

Adjustments

Net Sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	—		(15)		—		(15)
Other operating expenses	—		(115)		—		(115)
Selling, general and administrative expenses	(3,924)		(3,749)		(318)		(7)
Depreciation and amortization expense	—		—		—		—
Impairments	—		—		—		—

Total Adjustments	3,924		3,879		318		137

Non-GAAP operating income

Net Sales	325,021		333,279		230,741		241,151
Cost of sales	102,709	31.6%	116,012	34.8%	61,725	26.8%	64,165	26.6%
Operating wage and fringe benefit expenses	104,403	32.1%	105,598	31.7%	93,460	40.4%	94,819	39.3%
Other operating expenses	56,181	17.3%	54,080	16.2%	42,984	18.6%	42,175	17.5%
Selling, general and administrative expenses	25,978	8.0%	25,223	7.6%	5,115	2.3%	5,565	2.3%
Depreciation and amortization expense	20,107	6.2%	19,475	5.8%	13,531	5.9%	13,663	5.7%
Impairments	285	0.1%	—	—%	285	0.1%	—	—%

Total non-GAAP operating income	$15,358	4.7%	$12,891	3.9%	$13,641	5.9%	$20,764	8.6%

(in thousands)	Three Months Ended
	BEF Foods				Corporate and Other
	October 23, 2015	% of Sales	October 24, 2014	% of Sales	October 23, 2015	October 24, 2014
Operating income (loss) as reported

Net Sales	$94,280		$92,128		$—	$—
Cost of sales	40,984	43.5%	51,847	56.3%	—	—
Operating wage and fringe benefit expenses	10,943	11.7%	10,779	11.7%	—	—
Other operating expenses	13,197	14.0%	11,905	12.9%	—	—
Selling, general and administrative expenses	10,964	11.6%	6,918	7.5%	13,505	16,482
Depreciation and amortization expense	4,195	4.4%	4,323	4.7%	2,381	1,489
Impairments	—	—%	—	—%	—	—

Total as Reported	13,997	14.8%	6,356	6.9%	(15,886)	(17,971)

Adjustments

Net Sales	—		—		—	—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	(3,606)		(17)		—	(3,725)
Depreciation and amortization expense	—		—		—	—
Impairments	—		—		—	—

Total adjustments	3,606		17		—	3,725

Non-GAAP operating income (loss)

Net Sales	94,280		92,128		—	—
Cost of sales	40,984	43.5%	51,847	56.3%	—	—
Operating wage and fringe benefit expenses	10,943	11.7%	10,779	11.7%	—	—
Other operating expenses	13,197	14.0%	11,905	12.9%	—	—
Selling, general and administrative expenses	7,358	7.7%	6,901	7.5%	13,505	12,757
Depreciation and amortization expense	4,195	4.4%	4,323	4.7%	2,381	1,489
Impairments	—	—%	—	—%	—	—

Total non-GAAP operating income (loss)	$17,603	18.7%	$6,373	6.9%	$(15,886)	$(14,246)

Bob Evans Farms, Inc.

Earnings Release Fact Sheet (unaudited)

Second quarter Fiscal 2016, six months ended October 23, 2015, compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Six Months Ended		Six Months Ended		Six Months Ended
	October 23, 2015	October 24, 2014	October 23, 2015	October 24, 2014	October 23, 2015	October 24, 2014
Operating Income (Loss) as Reported
Bob Evans Restaurants	$23,132	$35,555
BEF Foods	29,834	9,401
Corporate and Other	(33,270)	(35,880)

Operating Income	19,696	9,076
Net interest expense	5,489	3,819

Income Before Income Taxes	14,207	5,257
Provision for income taxes	3,496	234

Net Income as reported	10,711	5,023	$0.48	$0.21	$0.47	$0.21

Adjustments
Bob Evans Restaurants
Impairments	—	1,577
Severance/Restructuring	318	91
Activism, Strategic Initiatives and Other	—	300
Litigation Reserves	10,500	—

	10,818	1,968

BEF Foods
Severance/Restructuring	—	667
Loss on Sale of Assets	3,606	—
Activism, Strategic Initiatives and Other	—	17

	3,606	684

Corporate and Other
Severance/Restructuring	—	191
Loss on Sale of Assets	—	118
Activism, Strategic Initiatives and Other	—	5,948

	—	6,257
Total adjustments
Impairments	—	1,577
Severance/Restructuring	318	949
Loss on Sale of Assets	3,606	118
Activism, Strategic Initiatives and Other	—	6,265
Litigation Reserves	10,500	—

	14,424	8,909

Non-GAAP operating income (loss)
Bob Evans Restaurants	33,950	37,523
BEF Foods	33,440	10,085
Corporate and Other	(33,270)	(29,623)

Total non-GAAP operating income	34,120	17,985
Adjustments to net interest expense	(480)	903

Non-GAAP net interest expense	5,009	4,722

Non-GAAP Income Before Taxes	29,111	13,263
Adjustments to income tax provision	4,712	2,094

Non-GAAP Provision for Income Taxes	8,208	2,328

Non-GAAP Net Income	$20,903	$10,935	$0.93	$0.47	$0.93	$0.46

Weighted Average Shares Outstanding			22,421	23,467	22,572	23,698

Second quarter Fiscal 2016, six months ended October 23, 2015, compared to the corresponding period a year ago:

(in thousands)	Six Months Ended
	Consolidated Results				Bob Evans Restaurants
	October 23, 2015	% of Sales	October 24, 2014	% of Sales	October 23, 2015	% of Sales	October 24, 2014	% of Sales
Operating income as reported

Net Sales	$646,734		$659,619		$469,410		$481,302
Cost of sales	199,030	30.8%	230,180	34.9%	123,192	26.2%	127,376	26.5%
Operating wage and fringe benefit expenses	209,287	32.4%	210,042	31.8%	188,922	40.2%	189,675	39.4%
Other operating expenses	107,815	16.7%	107,909	16.4%	83,001	17.7%	84,795	17.6%
Selling, general and administrative expenses	70,361	10.9%	61,387	9.3%	23,868	5.1%	14,426	3.0%
Depreciation and amortization expense	40,260	6.2%	39,448	6.0%	27,010	5.8%	27,898	5.8%
Impairments	285	—%	1,577	0.2%	285	0.1%	1,577	0.3%

Total as reported	$19,696	3.0%	$9,076	1.4%	$23,132	4.9%	$35,555	7.4%

Adjustments

Net Sales	$—		$—		$—		$—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	—		(29)		—		(29)
Other operating expenses	—		(262)		—		(262)
Selling, general and administrative expenses	(14,424)		(7,041)		(10,818)		(100)
Depreciation and amortization expense	—		—		—		—
Impairments	—		(1,577)		—		(1,577)

Total Adjustments	$14,424		$8,909		$10,818		$1,968

Non-GAAP operating income

Net Sales	$646,734		$659,619		$469,410		$481,302
Cost of sales	199,030	30.8%	230,180	34.9%	123,192	26.2%	127,376	26.5%
Operating wage and fringe benefit expenses	209,287	32.4%	210,013	31.8%	188,922	40.2%	189,646	39.4%
Other operating expenses	107,815	16.7%	107,647	16.4%	83,001	17.7%	84,533	17.5%
Selling, general and administrative expenses	55,937	8.6%	54,346	8.2%	13,050	2.8%	14,326	3.0%
Depreciation and amortization expense	40,260	6.2%	39,448	6.0%	27,010	5.8%	27,898	5.8%
Impairments	285	—%	—	—%	285	0.1%	—	—%

Total non-GAAP operating income	$34,120	5.3%	$17,985	2.7%	$33,950	7.2%	$37,523	7.8%

(in thousands)	Six Months Ended
	BEF Foods				Corporate and Other
	October 23, 2015	% of Sales	October 24, 2014	% of Sales	October 23, 2015	October 24, 2014
Operating income (loss) as reported

Net Sales	$177,324		$178,317		$—	$—
Cost of sales	75,838	42.8%	102,804	57.7%	—	—
Operating wage and fringe benefit expenses	20,365	11.5%	20,367	11.3%	—	—
Other operating expenses	24,814	14.0%	23,114	13.0%	—	—
Selling, general and administrative expenses	17,880	10.1%	14,032	7.9%	28,613	32,929
Depreciation and amortization expense	8,593	4.8%	8,599	4.8%	4,657	2,951
Impairments	—	—%	—	—%	—	—

Total as Reported	$29,834	16.8%	$9,401	5.3%	$(33,270)	$(35,880)

Adjustments

Net Sales	$—		$—		$—	$—
Cost of sales	—		—		—	—
Operating wage and fringe benefit expenses	—		—		—	—
Other operating expenses	—		—		—	—
Selling, general and administrative expenses	(3,606)		(684)		—	(6,257)
Depreciation and amortization expense	—		—		—	—
Impairments	—		—		—	—

Total adjustments	$3,606		$684		$—	$6,257

Non-GAAP operating income (loss)

Net Sales	$177,324		$178,317		$—	$—
Cost of sales	75,838	42.8%	102,804	57.7%	—	—
Operating wage and fringe benefit expenses	20,365	11.5%	20,367	11.3%	—	—
Other operating expenses	24,814	14.0%	23,114	13.0%	—	—
Selling, general and administrative expenses	14,274	8.0%	13,348	7.5%	28,613	26,672
Depreciation and amortization expense	8,593	4.8%	8,599	4.8%	4,657	2,951
Impairments	—	—%	—	—%	—	—

Total non-GAAP operating income (loss)	$33,440	18.9%	$10,085	5.7%	$(33,270)	$(29,623)

(in thousands, except per share amounts)	Consolidated Results
	Three Months Ended
	October 23, 2015	% of sales	October 24, 2014	% of sales
Net sales	$325,021		$333,279
Cost of sales	102,709	31.6%	116,012	34.8%
Operating wage and fringe benefit expenses	104,403	32.1%	105,613	31.7%
Other operating expenses	56,181	17.3%	54,195	16.3%
Selling, general and administrative expenses	29,902	9.2%	28,972	8.7%
Depreciation and amortization expense	20,107	6.2%	19,475	5.8%
Impairments	285	0.1%	—	—%

Operating Income	11,434	3.5%	9,012	2.7%
Net interest expense	2,883	0.9%	2,203	0.7%

Income Before Income Taxes	8,551	2.6%	6,809	2.0%
Provision for income taxes	2,120	0.7%	770	0.2%

Net Income	$6,431	2.0%	$6,039	1.8%

Earnings Per Share
Basic	$0.29		$0.26
Diluted	$0.29		$0.25

Cash dividends paid per share	$0.31		$0.31

Weighted average shares outstanding
Basic	22,115		23,509
Dilutive Shares	118		226

Diluted	22,233		23,735

Shares outstanding at quarter end	21,379		23,600

The number of dilutive shares that were not included in the computation of dilutive earnings per share, because to do so would have been antidilutive, was 251,799 shares for the three months ended October 23, 2015.

(in thousands)	Three Months Ended
	Bob Evans Restaurants				BEF Foods
	October 23, 2015		October 24, 2014		October 23, 2015		October 24, 2014
Net sales	$230,741		$241,151		$94,280		$92,128
Cost of sales	61,725	26.8%	64,165	26.6%	40,984	43.5%	51,847	56.3%
Operating wage and fringe benefit expenses	93,460	40.4%	94,834	39.3%	10,943	11.7%	10,779	11.7%
Other operating expenses	42,984	18.6%	42,290	17.5%	13,197	14.0%	11,905	12.9%
Selling, general and administrative expenses	5,433	2.4%	5,572	2.3%	10,964	11.6%	6,918	7.5%
Depreciation and amortization expense	13,531	5.9%	13,663	5.7%	4,195	4.4%	4,323	4.7%
Impairments	285	0.1%	—	—%	—	—%	—	—%

Operating income	$13,323	5.8%	$20,627	8.6%	$13,997	14.8%	$6,356	6.9%

(in thousands)	Three Months Ended
	Corporate and Other
	October 23, 2015	October 24, 2014
Selling, general and administrative expenses	$13,505	$16,482
Depreciation and amortization expense	2,381	1,489

Operating loss	$(15,886)	$(17,971)

(in thousands, except per share amounts)	Consolidated Results
	Six Months Ended
	October 23, 2015	% of sales	October 24, 2014	% of sales
Net sales	$646,734		$659,619
Cost of sales	199,030	30.8%	230,180	34.9%
Operating wage and fringe benefit expenses	209,287	32.4%	210,042	31.8%
Other operating expenses	107,815	16.7%	107,909	16.4%
Selling, general and administrative expenses	70,361	10.9%	61,387	9.3%
Depreciation and amortization expense	40,260	6.2%	39,448	6.0%
Impairments	285	—%	1,577	0.2%

Operating Income	19,696	3.0%	9,076	1.4%
Net interest expense	5,489	0.8%	3,819	0.6%

Income Before Income Taxes	14,207	2.2%	5,257	0.8%
Provision for income taxes	3,496	0.5%	234	—%

Net Income	$10,711	1.7%	5,023	0.8%

Earnings Per Share
Basic	$0.48		$0.21
Diluted	$0.47		$0.21

Cash dividends paid per share	$0.62		$0.62

Weighted average shares outstanding
Basic	22,421		23,467
Dilutive Shares	151		231

Diluted	22,572		23,698

Shares outstanding at quarter end	21,379		23,600

The number of dilutive shares that were not included in the computation of dilutive earnings per share, because to do so would have been antidilutive, was 241,445 shares for the six months ended October 23, 2015.

(in thousands)	Six Months Ended
	Bob Evans Restaurants				BEF Foods
	October 23, 2015		October 24, 2014		October 23, 2015		October 24, 2014
Net sales	$469,410		$481,302		$177,324		$178,317
Cost of sales	123,192	26.2%	127,376	26.5%	75,838	42.8%	102,804	57.7%
Operating wage and fringe benefit expenses	188,922	40.2%	189,675	39.4%	20,365	11.5%	20,367	11.3%
Other operating expenses	83,001	17.7%	84,795	17.6%	24,814	14.0%	23,114	13.0%
Selling, general and administrative expenses	23,868	5.1%	14,426	3.0%	17,880	10.1%	14,032	7.9%
Depreciation and amortization expense	27,010	5.8%	27,898	5.8%	8,593	4.8%	8,599	4.8%
Impairments	285	0.1%	1,577	0.3%	—	—%	—	—%

Operating income	$23,132	4.9%	$35,555	7.4%	$29,834	16.8%	$9,401	5.3%

(in thousands)	Six Months Ended
	Corporate and Other
	October 23, 2015	October 24, 2014
Selling, general and administrative expenses	$28,613	$32,929
Depreciation and amortization expense	4,657	2,951

Operating loss	$(33,270)	$(35,880)

Consolidated Balance Sheets

	Unaudited October 23, 2015	April 24, 2015
(in thousands, except par value amounts)
Assets
Current Assets
Cash and equivalents	$5,361	$6,358
Accounts receivable, net	31,697	26,100
Inventories	29,178	24,620
Deferred income taxes	16,117	16,117
Federal and state income taxes receivable	12,957	23,722
Prepaid expenses and other current assets	6,171	5,035
Current assets held for sale	17,327	22,243

Total Current Assets	118,808	124,195
Property, Plant and Equipment	1,552,357	1,585,882
Less accumulated depreciation	786,858	756,015

Net Property, Plant and Equipment	765,499	829,867
Other Assets
Deposits and other	5,502	3,756
Notes receivable	19,780	18,544
Rabbi trust assets	29,849	32,302
Goodwill and other intangible assets	19,908	19,986
Non-current deferred tax assets	2,326	2,326
Long-term assets held for sale	—	1,611

Total Other Assets	77,365	78,525

Total Assets	$961,672	$1,032,587

Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$415	$409
Accounts payable	38,473	30,019
Accrued property, plant and equipment purchases	5,477	4,820
Accrued non-income taxes	17,023	14,951
Accrued wages and related liabilities	21,918	34,529
Self-insurance reserves	20,804	18,900
Deferred gift card revenue	11,920	13,714
Current reserve for uncertain tax provision	1,582	1,594
Other accrued expenses	43,961	34,156

Total Current Liabilities	161,573	153,092
Long-Term Liabilities
Deferred compensation	17,740	22,481
Reserve for uncertain tax positions	2,733	2,767
Deferred income taxes	17,986	17,825
Deferred rent and other	8,155	5,755
Credit facility borrowings and other long-term debt	474,253	450,676

Total Long-Term Liabilities	520,867	499,504
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at October 23, 2015, and April 24, 2015	426	426
Capital in excess of par value	240,047	235,958
Retained earnings	832,819	836,362
Treasury stock, 21,259 shares at October 23, 2015, and 19,231 shares at April 24, 2015, at cost	(794,060)	(692,755)

Total Stockholders’ Equity	279,232	379,991

Total Liabilities and Stockholders’ Equity	$961,672	$1,032,587

Consolidated Statements of Cash Flows

(in thousands)	Six Months Ended
	October 23, 2015	October 24, 2014
Operating activities:
Net income	$10,711	$5,023
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,260	39,448
Impairments	285	1,577
Loss (Gain) on disposal of fixed assets	1,603	(376)
Loss (Gain) on rabbi trust assets	2,453	(1,233)
(Gain) Loss Deferred compensation	(1,462)	880
Share based compensation	3,329	1,888
Accretion on long-term note receivable	(1,011)	(903)
Deferred income taxes	161	—
Amortization of deferred financing costs	1,336	448
Cash provided by (used for) assets and liabilities:
Accounts receivable	(5,597)	106
Inventories	(4,558)	(2,734)
Prepaid expenses and other current assets	(1,136)	(1,453)
Accounts payable	8,454	3,837
Federal and state income taxes	10,719	627
Accrued wages and related liabilities	(7,710)	(1,600)
Self-insurance	1,904	745
Accrued non-income taxes	2,072	(2,732)
Deferred gift card revenue	(1,794)	(1,775)
Other assets and liabilities	6,332	(1,932)

Net cash provided by operating activities	66,351	39,841
Investing activities:
Purchase of property, plant and equipment	(26,667)	(36,955)
Proceeds from sale of property, plant and equipment	58,451	1,108
Deposits and other	(566)	(261)

Net cash provided by (used in) investing activities	31,218	(36,108)
Financing activities:
Cash dividends paid	(14,040)	(14,468)
Gross proceeds from credit facility borrowings and other long-term debt	380,192	211,072
Gross repayments of credit facility borrowings and other long-term debt	(356,610)	(202,101)
Payments of debt issuance costs	(2,517)	(1,279)
Purchase of treasury stock	(104,929)	—
Proceeds from share-based compensation	214	239
Cash paid for taxes on share-based compensation	(1,007)	(1,768)
Excess tax benefits from stock-based compensation	131	483

Net cash used in financing activities	(98,566)	(7,822)

Net decrease in cash and equivalents	(997)	(4,089)

Cash and equivalents at the beginning of the period	6,358	7,826

Cash and equivalents at the end of the period	$5,361	$3,737

Summary of Operating Efficiency Savings Fiscal 2016 year to date (dollars in millions)

	Consolidated	Bob Evans Restaurants	BEF Foods	Corporate and Other
S,G&A
Wage-Related	$4.9	$1.9	$0.5	$2.5
Non Wage-Related	0.8	0.4	—	0.4

Total S,G&A	5.7	2.3	0.5	2.9

Non-S,G&A
Wage-Related	0.2	—	0.2	—
Non Wage-Related	1.5	—	1.5	—

Total Non-S,G&A	1.7	—	1.7	—

Year to date total	$7.4	$2.3	$2.2	$2.9

Bob Evans Restaurants openings and closings, by quarter

Fiscal Year	Beginning Total	Q1	Q2	Q3*	Q4*	Full Year*	Closings	Ending Total*
2016	567	—	—	1	—	1	20	548
2015	561	1	—	2	4	7	1	567
2014	560	1	1	1	1	4	3	561
2013	565	2	—	—	—	2	7	560
2012	563	—	2	—	2	4	2	565

*	Includes estimate for remaining quarters in fiscal 2016

Bob Evans Same-Store Sales Day Part Performance

Second-quarter Fiscal 2016 SSS% Day Part Performance - Total Chain

Day Part	On-Premises	Off-Premises	Total
Breakfast	(1.2)%	7.6%	(0.4)%
Lunch	(3.4)%	(1.1)%	(3.1)%
Dinner	(7.6)%	(0.7)%	(6.2)%
Total	(3.9)%	0.9%	(3.2)%

Second-quarter Fiscal 2016 SSS% Day Part Performance - Restaurants offering Broasted Chicken

Day Part	On-Premises	Off-Premises	Total
Breakfast	(1.9)%	6.3%	(1.0)%
Lunch	(4.1)%	(0.7)%	(3.6)%
Dinner	(6.7)%	1.0%	(4.9)%
Total	(4.3)%	1.5%	(3.3)%

Second-quarter Fiscal 2016 SSS% Day Part Performance - Restaurants without Broasted Chicken

Day Part	On-Premises	Off-Premises	Total
Breakfast	(0.4)%	9.9%	0.4%
Lunch	(2.3)%	(2.1)%	(2.3)%
Dinner	(9.0)%	(5.0)%	(8.4)%
Total	(3.4)%	(0.4)%	(3.1)%

Bob Evans Restaurants same-store sales analysis (18-month core; 540 restaurants)

	Fiscal 2016			Fiscal 2015*			Fiscal 2014*
	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions	Total	Pricing / Mix	Transactions
May	(0.3)%	3.9%	(4.2)%	(1.9)%	1.3%	(3.1)%	(0.5)%	2.8%	(3.4)%
June	(0.9)%	4.4%	(5.3)%	(1.2)%	1.2%	(2.4)%	(0.4)%	2.8%	(3.1)%
July	0.3%	5.8%	(5.5)%	(2.7)%	0.9%	(3.6)%	(1.2)%	2.2%	(3.3)%

Q1	(0.3)%	4.8%	(5.0)%	(2.0)%	1.1%	(3.2)%	(0.7)%	2.6%	(3.2)%

August	(1.3)%	3.3%	(4.6)%	(2.4)%	2.0%	(4.4)%	(0.8)%	3.0%	(3.7)%
September	(3.8)%	2.9%	(6.6)%	1.7%	2.6%	(0.9)%	(2.2)%	2.6%	(4.8)%
October	(4.4)%	1.5%	(5.8)%	0.4%	2.5%	(2.1)%	(2.6)%	1.6%	(4.3)%

Q2	(3.2)%	2.5%	(5.7)%	(0.1)%	2.4%	(2.4)%	(1.9)%	2.3%	(4.2)%

November				2.9%	2.8%	—%	1.7%	2.8%	(1.1)%
December				3.9%	1.3%	2.6%	(3.5)%	2.8%	(6.3)%
January				5.2%	2.3%	2.9%	(4.7)%	4.2%	(8.8)%

Q3				3.8%	2.2%	1.6%	(1.7)%	3.3%	(5.0)%

February				2.4%	3.1%	(0.6)%	(6.7)%	3.0%	(9.8)%
March				0.9%	2.9%	(2.0)%	(4.1)%	2.1%	(6.3)%
April				2.3%	4.0%	(1.7)%	(2.6)%	1.8%	(4.4)%

Q4				2.1%	3.4%	(1.3)%	(4.3)%	2.3%	(6.6)%

Fiscal Year	(1.7)%	3.6%	(5.4)%	0.9%	2.3%	(1.4)%	(2.1)%	2.6%	(4.7)%

*	Prior year data presentation reflects Company’s current same store sales methodology.

Bob Evans Restaurants key restaurant sales data

Bob Evans Restaurants
Average annual store sales ($) - FY15	$1,730,000

Q2 FY2016 day part mix (%):
Breakfast	33%
Lunch	36%
Dinner	31%

Q2 FY2016 dine-in check average per guest ($):
Breakfast	$9.30
Lunch	$9.65
Dinner	$9.73

Q2 FY2016 dine-in check average per guest ($):	$9.55
Q2 FY2016 dine-in check average per ticket ($):	$18.54
Q2 FY2016 carry-out check average per ticket ($):	$14.51

BEF Foods historical sow cost review (average cost per hundredweight)

Fiscal Year	Q1	Q2	Q3	Q4	Average
2016	$38.75	$53.31			$46.92
2015	$87.87	$78.82	$67.79	$43.02	$69.41
2014	$63.24	$77.33	$72.36	$78.47	$73.23
2013	$54.19	$43.22	$58.73	$59.07	$53.87
2012	$57.06	$67.82	$60.56	$60.41	$61.58

BEF Foods total pounds sold review (inclusive of pounds sold to Bob Evans Restaurants)

Fiscal Year	Q1	Q2	Q3	Q4	Average
2016	0.4%	5.7%			3.1%
2015	(6.1)%	(4.5)%	5.5%	0.9%	(0.9)%
2014	13.0%	0.2%	(11.1)%	(6.9)%	(2.4)%
2013	7.2%	16.1%	13.1%	21.4%	14.6%
2012	(2.7)%	3.1%	0.9%	(1.3)%	0.1%

BEF Foods total pounds sold, by category

Fiscal 2016

Category	Q1	Q2	Q3	Q4
Sides	49.6%	50.7%
Sausage	22.0%	22.3%
Food Service - External	14.1%	12.5%
Food Service - Intersegment	6.2%	6.6%
Frozen	4.6%	4.5%
Other	3.5%	3.4%

Fiscal 2015

Category	Q1	Q2	Q3	Q4
Sides	42.5%	46.9%	48.0%	49.8%
Sausage	19.3%	20.5%	26.2%	23.7%
Food Service - External	24.0%	18.0%	12.8%	11.8%
Food Service - Intersegment	6.0%	6.0%	5.5%	5.8%
Frozen	4.6%	5.0%	4.1%	4.8%
Other	3.6%	3.6%	3.4%	4.1%

BEF Foods net sales review (dollars in thousands)

	Q2 FY16	Q2 FY15
Gross sales	$109,935	$104,608
Less: promotions	14,072	10,392
Less: discounts	559	1,095
Less: returns and slotting	1,024	993

Net sales	$94,280	$92,128

	YTD 2016	YTD 2015
Gross sales	$207,732	$199,478
Less: promotions	26,925	17,992
Less: discounts	1,833	1,902
Less: returns and slotting	1,650	1,267

Net sales	$177,324	$178,317